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                      WOLVERINE TUBE, INC. AND SUBSIDIARIES
                     EXHIBIT 21--SUBSIDIARIES OF REGISTRANT

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                                                  State or Other Jurisdiction of
                   Name                                     Incorporation
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
Small Tube Manufacturing Corporation                          Delaware

Tube Forming, LP                                              Delaware

Wolverine Finance Company, Inc.                               Tennessee

Wolverine Ratcliff, Inc.                                      Canada

Wolverine Tube (Canada) Inc.                                  Canada

Wolverine Tube (Shanghai) Co. Ltd.                            China

Wolverine Tube Asia, Ltd.                                     Hong Kong

Wolverine Tube International Limited                          Virgin Islands

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